UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2024

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 28, 2024, Li Haslett Chen notified the Warner Bros. Discovery, Inc. (the “Company”) Board of Directors (the “Board”) of her decision to resign from the Company’s Board, effective as of January 31, 2025. Ms. Chen is a member of the Company's Nominating and Corporate Governance Committee. Her term was scheduled to expire at the Company's 2025 Annual Meeting of Stockholders. Ms. Chen’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Bros. Discovery, Inc.

Date: December 30, 2024	By:	/s/ Tara L. Smith
Tara L. Smith
Executive Vice President and Corporate Secretary